Exhibit 10.1

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such omissions are designated as **.

Execution Copy

AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment No. 2”) to the Collaboration and License Agreements effective as of July 9, 2003 between (i) Pharmacopeia Drug Discovery, Inc. (f/k/a Pharmacopeia, Inc.) and Schering Corporation and (ii) Pharmacopeia Drug Discovery, Inc. and Schering-Plough Ltd. (collectively, as each has been amended by Amendment No. 1 dated July 27, 2006, the “2003 Agreements”), is effective as of September 22nd 2006 (the “Amendment No. 2 Effective Date”).  By agreement of the Parties, as of the Amendment No. 2 Effective Date, this Amendment No. 2 amends the 2003 Agreements as follows:

1.             All capitalized terms not defined in this Amendment No. 2 shall have the meanings given to them in the 2003 Agreements.

2.             The Parties agree that as of the Amendment No. 2 Effective Date, and notwithstanding anything in the 2003 Agreements to the contrary:

(a)                                  The term of the Collaboration is extended and shall continue until April 7, 2007, on which date it shall terminate.

(b)                                 For the period from October 8, 2006 until April 7, 2007, Pharmacopeia shall provide ten (10) chemistry FTEs for the performance of the Collaboration.  During such period, each of Schering and SPL shall pay to Pharmacopeia research funding for the Collaboration at a rate of ** Dollars ($**) ** (an aggregate ** Dollars ($**) **).  All such FTEs shall be dedicated to work full time on the Collaboration.

(c)                                  The FTEs that Pharmacopeia provides under Section 2(b) above shall work on Optimization Programs designated by the Collaboration Committee.  For the avoidance of doubt, such FTEs shall not be required to work on Screening Programs.

(d)                                 Payments by each of Schering and SPL under Section 2(b) above shall be made in accordance with Section 5.2.3 of the Agreements.

3.             The Parties agree that the last sentence of Section 2.2.4 of the Agreements shall not apply to any Optimization Programs based upon Lead Compounds that are Schering Compounds (“Extension Programs”) that Pharmacopeia works on during the period set forth in Section 2(b) above.  For the avoidance of doubt, the Parties agree that with respect to any Agreement Compounds resulting from such Extension Programs, Pharmacopeia shall be entitled to receive milestone payments under Section 5.4.1(a) of the Agreements and royalty payments under Section 5.5 of the Agreements.

4.             The Parties agree that from October 8, 2006 until April 7, 2007, senior management representatives of each Party (from Pharmacopeia the Chief Scientific Officer, or equivalent; from Schering and SPL the global head of chemistry, or equivalent) and each Party’s primary project managers shall convene a monthly meeting or teleconference, to discuss overall performance under the Agreements in order to ensure effective communication among the Parties.

5.             The remaining terms of the 2003 Agreements, except to the extent modified by the terms of this Amendment No. 2, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their authorized representatives and delivered in triplicate originals on the Amendment No. 2 Effective Date.

SCHERING CORPORATION		PHARMACOPEIA DRUG DISCOVERY, INC. (F/K/A PHARMACOPEIA, INC.)

By:	/s/ Michael DuBois
Name: Michael DuBois		By:	/s/ Brian M. Posner
Title: Vice President		Name: Brian M. Posner
Title: Executive Vice President,
Chief Financial Officer and Treasurer

SCHERING-PLOUGH, LTD.

By:	/s/ Michael DuBois
Name: Michael DuBois
Title: Vice President